Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: 937-224-5940

DPL SCHEDULES WEBCAST OF PRESENTATION AT

LEHMAN BROTHERS ENERGY CONFERENCE

DAYTON, Ohio, September 1, 2006 – DPL Inc. (NYSE: DPL) has scheduled a live webcast of an executive management presentation at the upcoming Lehman Brothers CEO Energy/Power Conference.

John Gillen, Chief Financial Officer, and Art Meyer, Vice President, will provide an overview of DPL financial and operational results. The presentation will take place on Thursday, September 7 at 11:00 a.m. Eastern Time.

Interested parties, including investors and the media, can access the presentation real-time on the DPL website at www.dplinc.com. Please go to the site at least fifteen minutes prior to the start of the event to register, download and install any necessary software. A replay of the call will be archived on the site in the investor relations section.

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy and utility company.  DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 4,400 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 1,600 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.